Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is entered into as of the 31st day of December 2022 (the “Effective Date”) by and among Alchemy Prime Holdings Limited, a UK corporation (“Alchemy”), FDCTech, Inc., a California corporation (“FDCT” and, together with Alchemy, the “Purchaser,” New Star Capital Trading Ltd., a British Virgin Island company (“New Star”) and NSFX Ltd., a wholly-owned subsidiary of New Star, a Malta-based European margin trading broker-dealer (“NSFX” and, together with New Star, the “Sellers”).

W I T N E S S E T H:

WHEREAS Sellers desire to sell all of the shares of the Sellers’ common stock, representing one hundred percent (100%) of all the issued and outstanding shares on a fully diluted basis (the “Shares”) in the manner described in this Agreement; and

WHEREAS Alchemy desire to purchase from Sellers and Sellers desires to sell to Alchemy 49.90% (forty-nine point ninety percent) of the Shares, representing 49.90% of all the issued and outstanding shares subject to terms and conditions contained herein; and

WHEREAS FDCT desires to purchase from Sellers and Sellers desires to sell to FDCT 50.10% (fifty-one point ten percent) of the Shares, representing 50.10% of all the issued and outstanding shares subject to terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, and agreements set forth above and in the body of this Agreement, upon the terms and subject to the conditions hereinabove and from now on set forth, the Parties hereto agree as follows:

I.	PURCHASE AND SALE OF SHARES

I.1	Purchase and Sale of Shares. Purchaser agrees to purchase from Sellers, and Sellers agree to sell to Purchaser 100% of the Shares of the Sellers for an aggregate purchase price outlined in Section 2.1 below.

II.	PURCHASE PRICE

II.1	Purchase Shares. The Purchaser will buy 100% of New Star and NSFX, described in Exhibits I and II, on a fully diluted basis, in the following manner: (i) Alchemy shall purchase 49.90% of the Shares; and (ii) FDCT shall purchase 50.10% of the Shares.

II.2	Purchase Price. For consideration for the Shares, the Purchaser shall pay the Sellers in the following manner: (i) FDCT is responsible for paying the net unrealized profits (the “FDCT Share Purchase Price”) calculated at the Effective Date based on Article 2.4.; and (ii) Alchemy shall pay the Seller a total cash amount of $1,000,000 paid at the Effective Date hereof (the “Alchemy Share Purchase Price”). For the avoidance of doubt, each of Alchemy and FDCT’s obligations hereunder shall be considered severally and jointly.

II.3	Realized Profits. The Purchaser acknowledges that the Sellers are entitled to the Realized Profits at the Effective Date. The Purchaser shall reimburse all the Realized Profits to Sellers after reconciling NSFX accounts following IFRS accrual accounting standards.

II.4	Unrealized Profit (UPL). The parties agree that FDCT is responsible for paying the Sellers UPL defined as profits that have occurred on net open positions, but the relevant positions or transactions have not been completed as calculated at the Effective Date (10/26/2022):

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II.4.1	(A) = 75% MT4 Server UPL, where Seller owns 100% of the MT4 UPL, estimated as of the Effective Date $251,250.

II.4.2	(B) = 75% of 25% of the MT5 Server UPL, where Sellers own 25% of the MT5 UPL, estimated as $92,813.

II.4.3	The Share Purchase Price (A)+(B): $344,063 or $350,000, whichever is higher.

II.4.4	The FDCT Share Purchase Price shall earn an interest rate of 4% per annum. FDCT shall pay the FDCT Share Purchase Price with accrued interest in a balloon payment on or before the first anniversary of the Effective Date.

II.4.5	Should the FDCT Uplist the Company on Nasdaq or higher exchange before the first anniversary from the Effective Date, FDCT shall pay the Sellers an additional 50% of the FDCT Share Purchase Price either in cash or Nasdaq stock at the sole discretion of the Purchaser. For this section, the stock price shall be the average daily closing price in Nasdaq of the shares during 30 trading days starting from the first month anniversary following the date of Uplist.

II.5	Net Capital Distribution. Alchemy shall return the net capital, which is equal to$600,000, to the Sellers per the following schedule:

II.5.1	At the Execution Date, 25% of the Net Capital = $150,000

II.5.2	At the 120th day from the Execution Date, 25% of the Net Capital = $150,000

II.5.3	At the 240th day from the Execution Date, 25% of the Net Capital = $150,000

II.5.4	At the Anniversary day from the Execution Date, 25% of the Net Capital = $150,000

II.6	For the avoidance of doubt, the obligations described in sections 2.3, 2.4, and 2.5 above are final and irrevocable. Each and every payment described herein shall not be set off or deducted against any other payment or liability, whether arising from this Agreement or any additional agreement.

II.7	Every payment due to the Sellers shall be made to the bank account designated by Mr. Asher Alkoby (“Mr. Alkoby”) in writing to the Purchasers until the Closing Date, and Mr. Alkoby shall be responsible for the distribution of the payments due to each Seller. By providing their signatures in the Agreement, each Seller hereby instructs the payment to be made to Mr. Alkoby and waives any claim against the Purchaser in connection with such payments.

III.	CLOSING, DELIVERIES, AND ADJUSTMENT

III.1	The purchase and sale of the Shares (the “Closing”) shall occur on a date and time as designated in writing by the parties with at least five business days’ notice, but in no event later than December 25, 2022 (the “Outside Date”). The Closing will be held by the electronic exchange of documents in PDF format or by facsimile without the principals present. The actual date on which the Closing occurs is referred to herein as the “Closing Date.”

III.2	Proceedings at Closing. All proceedings to be taken and any documents to be executed and delivered by any of the Parties at the Closing shall be deemed to have been accepted and delivered simultaneously. No proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed, and delivered.

III.3	Deliveries by Sellers to Purchaser. At the Closing, Sellers shall deliver to Purchaser the following, duly executed:

(a) the stock certificates representing all the Shares endorsed in blank or accompanied by duly executed assignment documents;

(b) certified copies of the resolutions of the Board of Directors of Sellers authorizing the transactions contemplated;

(c) certification that all debts and guarantees have been eliminated other than in the ordinary course of Business; and

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(d) certification that there are no legal and compliance issues outstanding quantified more than $10,000.

(e) Service agreement executed between Modlin Services Ltd. and NSFX in the format attached hereto as Exhibit III.

III.4	Deliveries by Purchaser to Sellers. At the Closing, Purchaser shall deliver or cause to be delivered, or direct the Escrow Agent to give to Sellers the following, duly executed, as applicable:

(a)	Certified copies of the resolutions of the Board of Directors of Purchaser authorizing the transactions contemplated at this moment;

(b)	Certificate evidencing the payment of (i) the Alchemy Purchase Price; (ii) the first installment of the Net Capital Distribution;

IV.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Sellers, at this moment, jointly and severally represent and warrant to Purchaser as follows:

IV.1	There is no legal impediment to Sellers’ engagement in this Agreement and for the execution of the obligations arising hereby. As such, Sellers’ engagement in this Agreement and the fulfillment of their obligations arising hereby shall not constitute a breach of any other agreement to which they are a party and do not require the approval of any third party.

IV.2	All the approvals and resolutions from the Sellers’ competent bodies as required by law and the Sellers’ incorporation documents were approved for the purposes of the execution of this Agreement and the fulfilment of the obligations arising hereby.

IV.3	All the representations, warranties and undertakings herein will remain in force for a period of 12 (twelve) months as of the Closing Date, after which they shall no longer entitle the Purchaser to any right and/or claim.

IV.4	Organization and Good Standing. Sellers is a corporation duly organized, validly existing, and in good standing under the laws of BVI and Malta and has the corporate power and authority to own or lease its assets and to carry on its Business as it is currently being conducted, except where the failure to have such requisite corporate or similar power and authority would not be reasonably likely to have a Material Adverse Effect. The Sellers is not in default under or violating any provisions of its Articles of Incorporation or bylaws Capitalization. The entire authorized capital stock of the New Star consists of the issued share capital of $100 (USD), comprising 100 shares of $1.00 each, as described in Exhibit II. The entire authorized capital stock of NSFX consists of 1,629,999 Ordinary A Shares (New Star) and 1 Ordinary B share (Eliav Kordova), as described in Exhibit III. The Sellers named in Exhibit II and III have all the given and outstanding Shares duly authorized, are validly issued, fully paid, and are nonassessable. There is no exceptional contract with any Person to purchase, redeem or otherwise acquire any outstanding Shares. The consummation of the transactions contemplated by this Agreement will convey to Purchaser good and valid title to the Shares, free and clear of all Liens. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Sellers to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no special or authorized stock appreciation, phantom stock, profit participation, or similar rights concerning the Sellers. There are no voting trusts, proxies, or other contracts or understandings concerning the Sellers’ capital stock voting.

V.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to Sellers as follows:

V.1	Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of its state of incorporation and has the organizational power and authority to own its property and to carry on its Business as now conducted and to enter into and to carry out the terms and conditions of this Agreement and each other contracts, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated by this Agreement and to perform its obligations fully hereunder and thereunder.

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V.2	Due Authorization; Enforceability; Absence of Conflicts. The execution, delivery, and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized and approved by all necessary action on the part of the Purchaser.

V.3	Consents and Approvals. No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

V.4	Investment. Purchaser is acquiring the Shares for investment purposes only and not with a view to distribution or resale thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Purchaser has not directly or indirectly offered the Shares to anyone or solicited any offer to buy the Shares from anyone, in each case in a manner that would require registration under the Securities Act. Purchaser shall not sell, convey, transfer or offer any of the Shares except in compliance with the registration and other requirements of the Securities Act, applicable state securities laws, and other applicable laws or under a relevant exemption from that place.

VI.	DUE DILIGENCE AND DISCLAIMER OF WARRANTIES

VI.1	Due Diligence. Purchaser acknowledges that its obligations to consummate the transactions contemplated at this moment are not subject to any further due diligence investigation by Purchaser.

VI.2	Confidential Information. Purchaser acknowledges that it has received information about the Sellers (the “Confidential Information”). The Purchaser agrees to continue to be bound by all agreements under which it received such Confidential Information, including that specific confidentiality agreement entered into before the date between Purchaser and for the benefit of Sellers and Sellers (the “Confidentiality Agreement”). If this Agreement is terminated before the Closing,Purchaser promptly shall return to Sellers or destroy all Confidential Information and shall not retain copies thereof, including all information, testing, studies, surveys, reports, and evaluations (environmental and financial, for example). At Sellers’ request, Purchaser shall provide Sellers with complete copies of all third-party engineering and ecological reports obtained by Purchaser in connection with the Owned Real Properties and Leased Real Properties.

VI.3	Purchaser Acknowledgments. The Purchaser expressly acknowledges that, except for Sellers’ representations in Article IV, and subject to Sellers’ obligations as contained in this Agreement, the Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Sellers, or any director, officer, employee, representative, broker or other agents of either of them, as to any matters concerning the Locations, the Assets, and the Business.

VI.4	Disclaimer of Other Representations and Warranties. PURCHASER ACKNOWLEDGES THAT THE PURCHASER HAS BEEN ALLOWED TO EXAMINE ALL SELLERS ‘ ASPECTS AND REVIEW ALL FILES CONCERNING THE LOCATIONS MAINTAINED BY THE SELLERS AND ITS ENVIRONMENTAL CONSULTANTS AND ALL STATE AGENCIES HAVING JURISDICTION OVER THE LOCATIONS BEFORE THE PURCHASER’S EXECUTION AND DELIVERY OF THIS AGREEMENT. ACCORDINGLY, THE PURCHASER AGREES THAT THE SHARES SHALL BE SOLD AND THAT THE PURCHASER SHALL ACCEPT THAT THE SELLERS OWNS THE ASSETS AT CLOSING (EXCEPT ANY PROPERTY SOLD UNDER THE PURCHASE AND SALE AGREEMENT) STRICTLY ON AN “AS IS, WHERE IS, WITH ALL FAULTS” BASIS, WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE SHARE PURCHASE PRICE EXCEPT FOR ADJUSTMENTS EXPRESSLY CONTEMPLATED BY THIS AGREEMENT AND THAT, EXCEPT FOR SELLERS’ LIMITED REPRESENTATIONS OUTLINED IN ARTICLE V HEREOF, THE SALE OF SHARES AND OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. SELLERS DO AT THIS MOMENT DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY.

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VII.	ADDITIONAL AGREEMENTS AND COVENANTS

VII.1	Distributions/Dividends. Nothing herein shall prohibit Sellers from making distributions to Sellers before the Closing Date of the assets.

VII.2	Announcements. Before Closing, neither Sellers nor Purchaser shall make any public announcements concerning the execution and delivery of this Agreement or the transactions contemplated at this moment without obtaining the prior written consent of the other, except as may be required by applicable law or Agreement with any securities exchange.

VII.3	Mutual Cooperation. From and after the date hereof and until the date of Closing:

(a)	Purchaser currently covenants and agrees with Sellers that Purchaser shall use its reasonable efforts to cause the consummation of the transactions contemplated at this moment according to the terms and conditions hereof. Sellers at this moment covenant and agree with Purchaser that Sellers shall use their reasonable efforts to cause the consummation of the transactions contemplated at this moment according to the terms and conditions hereof.

(b)	Sellers shall use reasonable efforts to obtain the written consent of any other party to a Contract if such Party’s license may be legally required due to the transfer of the Shares. Purchaser agrees to cooperate fully with Sellers to secure such consents, including supplying information about Purchaser as may be requested by third parties, if applicable. Purchaser shall bear the costs of all transfer fees.

(c)	Sellers and Purchaser shall each prepare all documentation and supply all information required by the applicable governmental authority or agency thereof to be filed by Purchaser or Sellers, as the case may be, before conveying the Shares as contemplated at this moment, and shall timely make the necessary filings or applications relating to it. On the one hand, Purchaser and Sellers agree to cooperate with the other in the completion, execution, and submission of any such filings or applications.

VII.4	Confidentiality. Sellers covenants and agrees that, for two (2) years following the Closing Date, it will hold all information concerning Sellers (other than information which (a) becomes generally available to the public, (b) was available to Sellers on a non-confidential basis before its disclosure, or (c) becomes available to such Sellers after the Closing Date on a non-confidential basis from a source other than Purchaser or Sellers that is not prohibited from disclosing such information to such Persons by a contractual, legal or fiduciary obligation) on a confidential basis.

VII.5	Conduct of Business Before Closing. Except for actions taken with the prior written consent of Purchaser, from the Effective Date until the Closing Date, Sellers shall conduct its Business in the ordinary course consistent in all material respects with past practice.

VIII.	CONDITIONS PRECEDENT TO CLOSING.

VIII.1	Mutual Conditions Precedent. The obligations of each of the Parties to consummate the transactions contemplated by this Agreement are subject to each of the following conditions: as of the Closing Date, there shall not be any claim or judgment of any nature or type threatened, pending, or made by or before any governmental authority that questions or challenges the lawfulness of the transactions contemplated by this Agreement under any law or regulation or seeks to delay, restrain or prevent such transactions.

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IX.	SURVIVAL; INDEMNIFICATION

IX.1	Subject to the limitations provided under Section 9.2 and/or Section 9.3 below, the Purchaser and the Sellers hereby agree to indemnify, defend and hold the other Party, its Affiliates, its licensees, its licensors, and its and their officers, directors, employees, consultants, contractors, sublicensees and agents (and, in case of such licensors, their trustees, faculty, medical and professional staff and students) (collectively, “Representatives”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation (collectively, “Damages”) arising out of or resulting from any claim, suit, proceeding or cause of action (each, a “Claim”) brought by a Third Party against a Party or its Representatives based on: (a) breach of any representation or warranty by the Indemnifying Party contained in this Agreement, (b) breach of any applicable Law by such Indemnifying Party, or (c) gross negligence or willful misconduct by such Indemnifying Party, its Affiliates, or their respective employees, contractors or agents; provided, however, that no claim or claims for indemnification under the Agreement shall be brought against the Parties and the Parties shall have no liability towards the Investor with respect to Damages, unless the aggregate amount of such Claim (s) shall exceed $100,000 one hundred thousand dollars) the “Threshold Amount”). It being understood that if aggregate amount of the Damages exceeds the Threshold Amount, the responsible Party shall be liable towards the other Party for all Losses, including the Threshold Amount.

IX.2	Notwithstanding the foregoing, each Party’s obligation to indemnify and hold harmless the other Party’s Representatives hereunder shall be limited to 10% (ten percent) of the aggregate amount actually paid to the Sellers by the Purchasers in the transactions contemplated by the Agreement.

IX.3	Except in the event of fraud, the remedy specified herein shall be the sole and exclusive monetary remedy to which the Parties are entitled with regard to any losses or damages caused to them resulting from the breach of any representation or warranty by the Parties set forth in this Agreement.
IX.4	In the event that either Party’s Representatives shall sustain or incur any Damages in respect of which indemnification may be sought by it pursuant hereto, the Representatives shall assert a claim for indemnification by giving prompt written notice thereof (a “Claims Notice”) to the other Party, which shall describe in reasonable detail the facts and circumstances upon which the asserted Claim for indemnification is based and shall thereafter keep the other Party reasonably informed with respect thereto.

IX.5	In case any claim, action, suit, hearing, or other proceedings which might give rise to indemnification under this Agreement (in this Section 9.5, a “Claim”) is brought against a Party (the “Receiving Party,” the other Party (the “Interested Party”) shall have the right to assume, conduct and control the defense, compromise or settlement thereof, by written notice to the former of its intention to do so within fifteen (15) days after receipt of the Claims Notice, with counsel reasonably satisfactory to the Receiving Party, at the Interested Party’s own expense, and thereupon to prosecute in the name and on behalf of the Receiving Party any available third party-claims (but not cross-claims or counterclaims) arising with respect to the Claim. Notwithstanding the assumption by the Interested Party of the defense of any Claim as provided in this Section 9.5 and without limiting the Interested Party’s right to assume, conduct, and control the defense, compromise or settlement thereof, the Receiving Party shall be permitted to join the defense of such Claim and to employ counsel at their own expense, so long as such joining does not interfere with the Interested Party’s right to conduct and control such matter. The Interested Party shall not be liable, nor shall it be required to indemnify or hold harmless the Receiving Party in connection with any settlement effected without their consent in writing, provided that such consent shall not be unreasonably withheld or delayed.

X.	POST-CLOSING AGREEMENTS

X.1	In the case at any time after the Closing, any further action is necessary, appropriate, or convenient to carry out the purposes of this Agreement, each of the Parties will take such further action as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

XI.	MISCELLANEOUS

XI.1	Payment of Expenses and Fees. Except as otherwise provided in this Agreement, Purchaser and Sellers shall each bear their costs and expenses, including attorneys’ fees, incurred in connection with the transactions contemplated by this Agreement.

XI.2	Entire Agreement. This Agreement, including the exhibits and other writings, referred to herein or delivered hereto, constitutes the Agreement between Sellers and Purchaser concerning the subject matter hereof and supersedes all prior oral or written agreements, commitments, or understandings with respect thereto. No amendment hereof shall be binding on the Parties unless in writing and signed by authorized representatives of all Parties hereto.

XI.3	No Third-Party Beneficiaries. This Agreement is not intended to and does not confer any rights or obligations on any party that is not a signatory to this Agreement.
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XI.4	Business Days. If the day for the performance of any action described in this Agreement shall fall on a Saturday, Sunday, or a day on which the banks are closed in accordance with the law of England and Wales, the time for such action shall be extended to the next business day after such Saturday, Sunday or day on which the banks are closed.

XI.5	Governing Law. This Agreement shall be deemed to be a contract entered into in accordance with the law of England and Wales. It and all matters arising out of the transactions contemplated at this moment or related to it shall be governed, construed, and interpreted in all respects according to in accordance with the law of England and Wales, without reference to principles of conflicts of law thereof.

XI.6	Venue. Any action to enforce this Agreement, or to interpret or construe the meaning of this Agreement, shall be brought in the City of London, UK, or for matters that require in accordance with the law of England and Wales.

XI.7	Obligations of Parties, Successors, and Assigns.

(a)	Subject to the following provisions, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, successors, and assigns. If more than one person or entity is named as Purchaser, the term “Purchaser” shall refer to each person or entity so-called. Any one or more of them in any combination and the representations, warranties, covenants, obligations, and liabilities of Purchaser herein shall constitute their joint and several representations, warranties, covenants, obligations, and penalties.

(b)	Without the Sellers’ prior written consent and in the Sellers’ sole discretion, the Purchaser shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Sellers, be of no force or effect and constitute a default by Purchaser.

(c)	The Sellers and Purchasers obligations under this Agreement shall be joint and several.

XI.8	The Waiver. The excuse or waiver of the performance by a Party of any obligation of the other Party under this Agreement shall only be adequate if evidenced by a written statement signed by the Party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Sellers or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

XI.9	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original copy of this Agreement and all of which, when taken together, will be considered to constitute the same contract. The exchange of copies of this Agreement and signature pages by facsimile or attachment of a PDF file to email shall include effective execution and delivery of this Agreement to the Parties. It may be used instead of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or attachment of a PDF file to email shall be deemed their original signatures for all purposes.

XI.10	Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one Party against the other Party concerning the interpretation of, enforcement of, or any action under this Agreement, the prevailing Party shall be entitled to recover reasonable costs and expenses, including reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The court shall determine the prevailing Party based upon an assessment of which Party’s major arguments or position prevailed.

XI.11	Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein,” “from now on,” “hereof,” and “hereunder” when used about this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural; the masculine gender shall include the feminine and neuter, and vice versa unless the context otherwise requires. The word “including” shall not be restrictive and be interpreted as if followed by the phrase “without limitation.” Each Exhibit referenced herein shall be deemed part of this Agreement and incorporated wherever any reference is made. Unless otherwise defined herein, capitalized terms used in the exhibits to this Agreement shall have the meanings given to such terms respectively in the body of this Agreement.

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XI.12	Time of the Essence. TIME IS OF THE ESSENCE CONCERNING EACH PROVISION OF THIS AGREEMENT. Without limiting the preceding, Purchaser and Sellers confirm their intention and Agreement that time shall be of the essence concerning every provision of this Agreement, notwithstanding any subsequent modification or extension of any date or period provided for under this Agreement. The Agreement of the Purchaser and Sellers is that time is of the essence concerning each. Every provision of this Agreement shall not be waived or modified by any conduct of the Parties. The Agreement of the Purchaser and Sellers is that time is of the essence concerning each. Every provision of this Agreement may only be modified or waived by the express written Agreement of Purchaser and Sellers that time shall not be of the essence concerning a particular date or period, or any modification or extension thereof, provided under this Agreement.

XI.13	Construction of Contract. This Agreement shall not be construed more strictly against one Party than against the other merely because it may have been prepared primarily by counsel for one of the Parties, it is recognized that both Purchaser and Sellers have contributed substantially and materially to the preparation of this Agreement.

XI.14	Severability. The Parties hereto intend and believe that each provision in this Agreement comports with all applicable Laws. If however, any provision in this Agreement is found by a court of law to violate any applicable law or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void, or unenforceable as written, then it is the intent of all Parties hereto that, consistent with and to preserve the economic and legal arrangements among the Parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations, and interests of the Parties under the remainder of this Agreement shall continue in full force and effect.

XI.15	No Implied Contract. No correspondence, course of dealing, or submission of drafts or final versions of this Agreement between Sellers and Purchaser shall be deemed to create any binding obligations in connection with the transaction contemplated at this moment. No contract or obligation on the part of the Sellers or Purchaser shall arise unless and until all the Sellers and Purchaser fully execute a counterpart of this Agreement.

XI.16	Notices. All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if (a) (i) delivered personally, (ii) mailed (postage prepaid) by certified mail (in this case, notice to be deemed given three days after mailing), or (iii) delivered by a recognized commercial courier to the Party entitled to it at the address set forth below or such other address as such Party shall have designated by five days’ notice to the other; and (b) delivered by email, as set forth below:

If to Sellers, to	New Star Capital Trading Ltd.
Vanterpool Plaza, 2nd Floor, Wickhams
Cay I, Road Town, Tortola, British Virgin Islands
Alkoby Asher

With a copy to	David Griscti & Associates
168, St. Christopher Street, Valletta VLT 1467, Malta
dgriscti@dglawfirm.com.mt
mcamilleri@dglawfirm.com.mt

Shenkar Lax, Law Office Attn:
Inon Lax, Adv.
Rogovin Tidhar Tower Menachem
Begin 11 (12th Floor) Ramat Gan,
5268104
Israel
Facsimile: 03-6006201
Email: inon@sl-adv.co.il

If to Purchasers, to	ALCHEMY PRIME HOLDINGS LIMITED
Unit 8, 74 Back Church Lane,
London E1 1LX
Email: nick@alchemyprime.uk, maria@alchemymarkets.co.uk

FDCTech, Inc.

200 Spectrum Center Drive, Suite 300

Irvine, CA 92618

Email: imran@fdctech.com

With a copy to	William B. Barnett, Esq.
Barnett & Linn
60 Kavenish Drive
Rancho Mirage, CA 92270
Email:wbarnett@wbarnettlaw.com

[Signatures appear on the next succeeding page.]

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IN WITNESS, the Parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASER: ALCHEMY PRIME HOLDINGS LIMITED

By	/s/ Gope S. Kundnani	Name:	Gope S. Kundnani, CEO

PURCHASER: FDCTECH, INC.

By	/s/ Mitchell Eaglstein	Name:	Mitchell Eaglstein, CEO

SELLERS: NEW STAR CAPITAL TRADING LTD.

By	/s/ Alkoby Asher	Name:	Alkoby Asher, President

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